CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports on Dreyfus Premier Aggressive Growth Fund, Dreyfus Premier Emerging Markets Fund, Dreyfus Premier Growth & Income Fund and Dreyfus Premier Market Neutral Fund dated November 4, 1999, which are incorporated by reference in this Registration Statement (Form N-1A No. 2-30806) of Dreyfus Premier Equity Funds, Inc.


                                       ERNST & YOUNG LLP


New York, New York
January 24, 2000